UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report:  May 2, 2005

 Date of earliest event reported:  April 28, 2005

NORTHWEST AIRLINES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-23642	41-1905580
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

2700 Lone Oak Parkway
Eagan Minnesota		55121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:

(612) 726-2111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2{b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                              Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Northwest Airlines Corporation (the “Company”) previously reported that Roy J. Bostock and Jeffrey G. Katz have been nominated to stand for election to the Company’s Board of Directors by the Company’s stockholders at its 2005 annual meeting of stockholders.  As a result of the previously announced change in the date of the Company’s annual meeting from April 29, 2005 to June 30, 2005, the Board of Directors elected Messrs. Bostock and Katz to the Board of Directors effective April 29, 2005.  Messrs. Bostock and Katz and the other incumbent directors will stand for re-election by the stockholders for one year terms at the annual meeting to be held on June 30, 2005.  In addition, the Company previously reported that Richard H. Anderson and Alfred A. Checchi had each previously notified the Company that he did not intend to stand for re-election as a director of the Company at the Company’s 2005 annual meeting of stockholders.  Because of the change in the date of the annual meeting, Mr. Anderson resigned from the Board effective April 28, 2005 and Mr. Checchi resigned from the Board effective April 29, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWEST AIRLINES CORPORATION

	By:	/s/ Michael L. Miller
Michael L. Miller
Vice President, Law and Secretary

Dated: May 2, 2005